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                                                                   EXHIBIT 99.01

REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
ENVOY Corporation

We have audited the consolidated balance sheet of ENVOY Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management and are not separately presented herein. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above and not separately presented herein present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


                                              /s/      ERNST & YOUNG LLP
                                              ---------------------------------
                                                       ERNST & YOUNG LLP


Nashville, Tennessee
January 29, 1999